Exhibit 99.1

Clayton Announces First Quarter 2006 Financial Results

Clayton Holdings, Inc. (NASDAQ:CLAY), an information and analytics company serving the debt markets, today announced its results for the quarter ended March 31, 2006. Clayton’s first quarter 2006 results include:

•                  Total revenues of $55.2 million, an increase of $7.3 million, or 15.3%, as compared to the first quarter of 2005;

•                  Gross profit of $16.3 million, an increase of $0.4 million, or 2.7%, as compared to the first quarter of 2005; and

•                  Net cash provided from operations of $2.0 million.

Excluding acquisition-related amortization and loss from extinguishment of debt, Clayton’s first quarter 2006 adjusted (non-GAAP) results include:

•                  Adjusted net income of $0.8 million, or $.06 per fully diluted share, as compared to adjusted net income of $3.4 million, or $.28 per fully diluted share in the first quarter of 2005. On a GAAP basis, there was a net loss of $1.1 million, or $0.09 per share, in the first quarter of 2006 as compared to net income of $1.9 million, or $0.16 per share in the first quarter of 2005.

For a reconciliation of net income to adjusted net income, please refer to the tables on the following pages.

“The first quarter marked a significant milestone in Clayton’s history with the completion of our initial public offering in March,” said Frank Filipps, Chairman and Chief Executive Officer of Clayton. “The revenue growth in the first quarter reflected our success in expanding the scope of our services through the various stages of the mortgage loan lifecycle. As anticipated, the results for the first quarter of 2006 as compared to 2005 reflect the impact of increased infrastructure costs and the different debt and capital structures in place during the periods.”

Conference Call

Management will hold a conference call today at 9:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.clayton.com. Web participants are encouraged to go to Clayton’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™  software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 202-1971 for domestic callers and (617) 213-8842 for international callers. The participant passcode for both is 86954963.

After the live webcast, the call will remain available on Clayton’s website, through June 1, 2006. In addition, a telephonic replay of the call will be available until June 1, 2006. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The participant passcode for both is 57270212.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services. Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services. Additional information is available at www.clayton.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Clayton can give no assurance that expectations will be attained. Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for its services; the loss of one or more of its largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; Clayton’s ability to recruit and retain additional qualified independent loan review specialists; and other risks detailed in Clayton’s Registration Statement on Form S-1 (File No. 333-129526), filed with the Securities and Exchange Commission on November 7, 2005, and other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Adjusted net income and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

Clayton is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization and a loss from extinguishment of debt. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

CONTACT:

Rick Herbst

Chief Financial Officer

(203) 926-5600

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Quarter Ended March 31:
	2006	2005

Revenue	$55,228	$47,896

Cost of services
Compensation expense	29,464	23,368
Travel and related expenses	7,127	7,354
Other direct costs	2,344	1,312
Total cost of services	38,935	32,034

Gross profit	16,293	15,862

Operating expenses
Salaries and benefits	5,400	4,055
Other selling, general and administrative expenses	4,855	3,439
Depreciation and amortization	1,538	870
Amortization of intangibles	2,542	2,547
Total operating expenses	14,335	10,911

Income from operations	1,958	4,951

Interest expense, net	3,070	1,817
Loss from extinguishment of debt	746	—

Income (loss) before provision (benefit from) for income taxes	(1,858)	3,134
Income tax provision (benefit)	(781)	1,242
Net income (loss)	$(1,077)	$1,892

Earnings (loss) per share
Basic	$(0.09)	$0.16
Fully Diluted	(0.09)	$0.16

Weighted average number of shares of common stock outstanding
Basic	12,179	11,887
Fully Diluted	12,179	12,200

Reconciliation of Non-GAAP Measures

Net income (loss) as reported	$(1,077)	$1,892
Add amortization of intangibles (1)	2,542	2,547
Add loss on extinguishment of debt (2)	746	—
Less income tax impact of these adjustments (3)	(1,382)	(1,019)
Adjusted net income	$829	$3,420

Adjusted earnings per share
Basic	$0.07	$0.29
Fully Diluted	0.06	0.28

Weighted average number of shares of common stock outstanding
Basic	12,179	11,887
Fully Diluted	12,994	12,200

(1)          amount represents amortization expense associated with intangible assets as a result of assets acquired in business acquisitions, including amounts primarily related to acquired customer relationships, technology, noncompetition agreements and client backlog.

(2)          amount represents write-off of deferred financing costs associated with the portion of the term loan that was repaid with proceeds from the Company’s initial public offering of common stock.

(3)          amount represents the income tax impact of the amortization expense adjustments referred to in (1) above and the loss on extinguishment of debt referred to in (2) above.

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS

Current assets
Cash	$8,450	$7,209
Cash held in escrow	601	—
Restricted cash	15,586	4,967
Accounts receivable, net	39,438	37,205
Unbilled receivables	16,310	14,926
Prepaid and other current assets	2,657	3,943
Prepaid income taxes	4,594	3,731
Deferred tax assets	166	166
Due to an affiliate entity	23	23
Total current assets	87,825	72,170

Property and equipment, net	20,732	18,176
Goodwill	75,274	69,843
Intangible assets, net	82,199	84,740
Other assets, net	1,832	2,577

Total assets	$267,862	$247,505

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Long term debt and capital leases obligations, current portion	$1,079	$1,639
Accounts payable and accrued expenses	19,361	18,841
Servicer escrow liability	15,586	4,967
Total current liabilities	36,026	25,448

Long term debt and capital leases obligations, net of current portion	79,863	148,777
Deferred tax liabilities	3,381	3,381
Deferred revenue	168	218
Deferred rent	1,035	1,014
Total liabilities	120,473	178,837

Commitments and contingencies
Series A convertible preferred stock	—	12,258
Series B convertible preferred stock	—	43,867
Stockholders’ equity
Common stock	205	33
Class B common stock	—	4
Additional paid in capital	139,871	4,116
Retained earnings	7,313	8,390
Total stockholders’ equity	147,389	12,542
Total liabilities and stockholders’ equity	$267,862	$247,505